EXHIBIT 23

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-1 (File No. 333-213101) and on Form S-8 (File No. 333-211138) of Sevcon, Inc. and Subsidiaries (“the Company”) of our report dated December 22, 2016, relating to our audit of the consolidated financial statements and financial statement schedule which appear in this Annual Report on Form 10-K of the Company for the year ended September 30, 2016.

/s/ RSM US LLP

Boston, Massachusetts
December 22, 2016